CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement on Form N-1A of our report dated December 30, 2025 relating to the financial statements and financial highlights of Anfield Universal Fixed Income Fund, appearing in the Annual Report on Form N-CSR of the Fund for the year ended October 31, 2025, and to the reference to us under the heading “Financial Highlights”, which is part of such Registration Statement.

Costa Mesa, California

March 12, 2026